Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined financial information presents the pro forma effects of Immersion Corporation’s (the “Company” or “Immersion”) acquisition (such transaction, the “Acquisition”) of approximately 42% of common stock of Barnes & Noble Education, Inc., (“BNED”) for total cash consideration of $50.1 million completed as of June 10, 2024 (“Closing Date”).

Description of the Acquisition

On June 10, 2024, the Transactions (defined below) were consummated pursuant to the terms of the Standby, Securities Purchase and Debt Conversion Agreement (the “Purchase Agreement”) among BNED and the Purchasers (as defined in the Purchase Agreement), following BNED’s receipt of the requisite approval of its stockholders at a special meeting of its stockholders held on June 5, 2024. The following is presented on a post-reverse stock split basis, which is defined as a reverse stock split of BNED’s outstanding shares of common stock at a ratio of 1-for-100, effective as of June 11, 2024.

Pursuant to the terms of the Purchase Agreement, BNED conducted a rights offering (the “Rights Offering”), whereby BNED distributed at no charge to the holders of its common stock (“BNED Common Stock”) non-transferable subscription rights (“Rights”) to purchase up to an aggregate of 9,000,000 new shares of BNED Common Stock (the “Offered Shares”) at a subscription price of $5.00 per share (the “Subscription Price”). On the Closing Date, BNED issued the Offered Shares, which generated $45,000,000 in gross proceeds, including $10,033,507 of Offered Shares purchased by Toro 18 Holdings, LLC, a wholly owned subsidiary of the Company (“Investor”) pursuant to the Backstop Commitment (as defined in the Purchase Agreement). Pursuant to the Backstop Commitment, Immersion through Investor, purchased 2,006,701 shares of BNED Common Stock. BNED reimbursed Immersion, through Investor, for reasonable legal and other expenses in connection with the Transactions in the amount of $2,450,000. BNED also paid an amount equal to $2,450,000 to Immersion, through Investor, as payment in consideration for its Backstop Commitment.

In addition to the Rights Offering, Immersion, through Investor, purchased from BNED an aggregate of 9,000,000 new shares of BNED Common Stock at the Subscription Price for a purchase price of $45,000,000 (the “PIPE Transaction”, and together with the Rights Offering, the “Transactions”).

As part of the Transactions, Immersion acquired 42% of all outstanding common shares of BNED, as well as control over BNED through the five Immersion-appointed board seats.

Accounting for the Acquisition

The Acquisition was accounted for as a business combination using the acquisition method with Immersion as the accounting acquirer in accordance with Accounting Standards Codification Topic 805 (“ASC 805”), Business Combinations. Under ASC 805, assets acquired and liabilities assumed in a business combination are to be recognized and measured at their estimated acquisition date fair value.

Basis of Pro Forma Presentation

The Acquisition has been accounted for in the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2024, and the year ended December 31, 2023, as if the Acquisition had been completed on January 1, 2023.  The pro forma financial information excludes discontinued operations reported in BNED's historical standalone financial statements, as well as other comprehensive gains or losses reported in the Company's historical standalone financial statements for periods presented.

A pro forma balance sheet is not presented, as the Company’s most recent balance sheet already reﬂects the Acquisition.

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Immersion and BNED have different fiscal year ends (December 31 and the Saturday closest to the last day of April, respectively). For the purposes of the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2024, BNED’s statements of operations were adapted by aggregating the quarterly statements of operations from the period of October 28, 2023 through April 27, 2024. Immersion’s statement of operations for the six months ended June 30, 2024, and BNED’s statement of operations for the twenty-six weeks ended April 27, 2024 were then combined in accordance with Rule 11-02(c)(3) of Regulation S-X, which permits the combination of financial information for companies whose fiscal years end within one fiscal quarter of each other. For the purposes of the Unaudited Pro Forma Condensed Combined Statements of Operations for the year ended December 31, 2023, BNED’s statements of operations were adapted by aggregating the quarterly statements of operations from the period of October 29, 2022 through October 28, 2023. Immersion’s statement of operations for the year ended December 31, 2023, and BNED’s statement of operations for the fifty-two weeks ended October 28, 2023 were then combined.

This unaudited pro forma condensed combined financial information was based on and should be read in conjunction with:

•	The Company’s historical financial statements and accompanying notes in its Form 10-Q for the six months ended June 30, 2024;
•	The Company’s historical financial statements and accompanying notes in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023;
•	The historical financial information of BNED for the twenty-six weeks ended April 27, 2024, which have been derived from aggregating its financial statements included in its Quarterly Reports on Form 10-Q for the thirteen weeks ended January 27, 2024 and its financial statements included in its Annual Reports on Form 10-K for the fifty-two weeks ended April 27, 2024, adjusted to exclude its financial statements included in its Quarterly Report on Form 10-Q for the thirty-nine weeks ended January 27, 2024 and to exclude 20-days of BNED revenue and expenses, as Immersion’s historical financial information for the six months ended June 30, 2024, includes 20-days of BNED revenue and expenses. BNED’s revenues and net loss related to the 20-days of BNED activity excluded from the historical twenty-six weeks ended April 27, 2024, totaled $51.9 million and $6.0 million, respectively. BNED’s revenues and net loss for the thirty-nine weeks ended January 27, 2024 totaled $1,331.2 million and $35.0 million, respectively.
•	The historical financial information of BNED for the fifty-two weeks ended October 28, 2023, which have been derived from aggregating its financial statements included in its Quarterly Report on Form 10-Q for the thirteen weeks ended January 28, 2023, July 29, 2023 and October 28, 2023, and the historical financial information of BNED for the thirteen weeks ended April 29, 2023. The historical financial information of BNED for the thirteen weeks ended April 29, 2023 has been derived from its financial statements included in its Annual Report on Form 10-K for the fifty-two weeks ended April 29, 2023, adjusted to exclude its financial statements included in its Quarterly Report on Form 10-Q for the thirty-nine weeks ended January 28, 2023. BNED’s revenues and net loss for the thirty-nine weeks ended January 28, 2023 totaled $1,301.4 million and $48.3 million, respectively.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of results that would have occurred had the Acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to be indicative of the future financial position or operating results of the combined entity. Moreover, Immersion does not expect to realize future cost savings, other cost synergies or revenue synergies as a result of combining Immersion with BNED, and the pro forma condensed combined financial information does not give effect to any cost savings or synergies.

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IMMERSION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Six Months Ended June 30, 2024

	Immersion (Historical)	BNED (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Immersion:
Royalty and license	$96,250	$–	$–		$96,250

BNED:
Product sales and other	45,073	565,749	–		610,882
Rental income	1,948	74,995	–		76,943
Total revenues	143,271	640,744	–		784,015
Cost of sales (excludes depreciation and amortization expense):
BNED:
Product and other cost of sales	39.675	444,831	–		484,506
Rental cost of sales	1,131	41,368	–		42,499

Operating expenses:
Immersion:			–
Selling and administrative expenses	41,408	–	–		41,408

BNED:
Selling and administrative expenses	14,519	133,108	(4,468)	AA	143,159
Depreciation and amortization expense	2,140	17,938	(3,012)	BB	17,066
Restructuring and other charges	2,378	15,809	–		18,187
Total operating expenses	60,445	166,855	(7,480)		219,820
Operating income (loss)	42,020	(12,310)	7,480		37,190
Interest and other income (loss), net	12,715	–	–		12,715
Interest expense, net	(901)	(19,067)	–		(19,968)
Income (loss) before provision for income taxes	53,834	(31,377)	7,480		29,937
Benefits from (provision for) income taxes	(14,243)	43	(1,945)	CC	(16,145)
Net income (loss) from continuing operations	$39,591	$(31,334)	$5,535		$13,792
Income (loss) from continuing operations attributable to the noncontrolling interest	(8,009)	–	(14,963)	DD	(22,972)
Income (loss) from continuing operations attributable to Immersion stockholders	$47,600	$(31,334)	$(20,498)		$36,764

Earnings per common share attributable to Immersion stockholders
Basic	$1.50				$1.16
Diluted	$1.47				$1.13
Weighted average common stock outstanding
Basic	31,784				31,784
Diluted	32,407				32,407

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IMMERSION CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

Year Ended December 31, 2023

	Immersion (Historical)	BNED (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues:
Immersion:
Royalty and license	$33,919	$–	$–		$33,919

BNED:
Product sales and other	–	1,417,942	–		1,417,942
Rental income	–	136,499	–		136,499
Total revenues	33,919	1,554,441	–		1.588,360
Cost of sales (excludes depreciation and amortization expense):
BNED:
Product and other cost of sales	–	1,138,494,	–		1,138,494
Rental cost of sales	–	73,778	–		73,778

Operating expenses:
Immersion:
Selling and administrative expenses	15,992	–	–		15,992

BNED:	–	–	–		–
Selling and administrative expenses	–	331,753	(9,804)	AA	321,949
Depreciation and amortization expense	–	41,439	(2,916)	BB	38,523
Restructuring and other charges	–	24,383	–		24.383
Total operating expenses	15,992	397,575	(12,720)		400,847
Operating income (loss)	17,927	(55,406)	12,720		(24,759)
Interest and other income (loss), net	24,988	–	–		24,988
Interest expense, net	–	(32,847)	–		(32,847)
Income (loss) before provision for income taxes	42,915	(88,253)	12,720		(32,618)
Provision for income taxes	(8,939)	(850)	(3,307)	CC	(13,096)
Income (loss) from continuing operations	$33,976	$(89,103)	$9,413		$(45,714)
Income (loss) from continuing operations attributable to the noncontrolling interest	–	–	(46,218)	DD	(46,218)
Income (loss) from continuing operations attributable to Immersion stockholders	$33,976	$(89,103)	$55,631		$504

Earnings per common share attributable to Immersion stockholders
Basic	$1.05				$0.02
Diluted	$1.04				$0.02
Weighted average common stock outstanding
Basic	32,214				32,214
Diluted	32,536				32,536

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The Unaudited Pro Forma Condensed Combined Statements of Operations have been prepared using, and should be read in conjunction with, the following:

•         The Company’s historical financial statements and accompanying notes in its Quarterly Reports on Form 10-Q for the six months ended June 30, 2024;

•         The Company’s historical financial statements and accompanying notes in its Annual Reports on Form 10-K for the fiscal year ended December 31, 2023;

•       BNED’s historical financial statements and accompanying notes in its Annual Report on Form 10-K for the fifty-two weeks ended April 27, 2024, and April 29, 2023, and Quarterly Report on Form 10-Q for the thirteen weeks ended January 28, 2023, April 29, 2023, July 29, 2023, October 28, 2023, and January 27, 2024, and for the thirty-nine weeks ended January 28, 2023 and January 27, 2024.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments (“Transaction Accounting Adjustments”). As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The Transaction Accounting Adjustments reflecting the Acquisition based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The Transaction Accounting Adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the Transaction Accounting Adjustments, and it is possible such differences may be material. The Company believes that these assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Acquisition based on information available to management at the time and that the Transaction Accounting Adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

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Note 2 — Transaction and Estimated Purchase Consideration

The unaudited pro forma condensed combined financial information reflects the acquisition of BNED for a purchase price of $50.1 million, consisting of $52.2 million in cash consideration paid from the Company to BNED less $2.1 million in certain costs incurred by the Company but reimbursed by BNED. The Company expects to continue to obtain information to assist in determining the fair value of the net assets acquired as of the Closing Date while the measurement period remains open, which will not exceed one year from the acquisition date. Measurement period adjustments related to the acquisition will be applied retrospectively to the Closing Date.

The estimated purchase price allocation is based on preliminary estimates of fair value as follows (in thousands):

Preliminary Amount Recognized as of the Acquisition Date
Assets acquired
Cash and cash equivalents	$14,736
Accounts receivable	113,743
Merchandise inventories	336,741
Textbook rental inventories	9,835
Prepaid expenses and other current assets (including $4.8 million in restricted cash)	26,969
Property and equipment	118,818
Operating lease right-of-use assets	155,664
Intangible assets	95,000
Other assets noncurrent (including $1.0 million in restricted cash)	11,634
Total assets acquired	$883,140
Liabilities assumed
Accounts payable	$279,456
Accrued liabilities	51,123
Deferred revenue - current	7,651
Operating lease liabilities - current	80,263
Deferred tax liabilities - noncurrent	636
Operating lease liabilities - noncurrent	107,400
Deferred revenue - noncurrent	3,393
Other long-term liabilities	12,413
Long-term borrowings	101,235
Total liabilities assumed	$643,570
Net assets acquired	239,570

Total consideration transferred	$50,133
Less: Net assets acquired	(239,570)
Plus: Noncontrolling interest	203,657
Goodwill	14,220

The Company used the assistance of a third-party firm to estimate the fair value of the intangible assets acquired.

Identifiable intangible assets acquired were comprised of the following (in thousands, except for estimated useful life):

	Amount	Estimated Life
Trade name	$45,000	Indefinite
Customer relationships	50,000	13 years
Total intangible assets	$95,000

The fair value of the noncontrolling interest of $203.7 million on the Closing Date was calculated using the acquisition-date fair value of $13.40 per share multiplied by the number of noncontrolling interest shares.

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Note 3 — Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The Transaction Accounting Adjustments included in the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2024, and the year ended December 31, 2023 are as follows:

(AA) Represents pro forma adjustments to selling and administrative expenses to reflect the following:

(in thousands)	Six Months Ended June 30, 2024	Year Ended December 31, 2023
Represents reduction in the pro forma rent expense due to amortization associated with the preliminary fair value of net unfavorable lease terms of $32.0 million for BNED’s leases[1]	$(2,844)	$(6,400)
Represents the reduction in stock-based compensation expense related to BNED’s share-based awards outstanding as of the Closing Date. This is based on the estimated fair values remeasured as of the Closing Date and the remaining vesting periods of the equity awards.	(1,624)	(3,404)
Total	$(4,468)	$(9,804)

[1]	Pursuant to guidance in ASC 805, unfavorable or unfavorable terms for acquired leases are incorporated into the measurement of acquired right-of-use assets instead of such terms being recognized as separate intangible assets from the respective right-of-use assets. The amortization of such favorable and unfavorable lease terms is accounted for as an adjustment to the rent expense for the respective leases over the remaining term of such leases.

(BB) Represents pro forma adjustments to depreciation and amortization expenses to reflect the following:

(in thousands)	Six Months Ended June 30, 2024	Year Ended December 31, 2023
Recognition of amortization expense, on a straight-line basis, based on the preliminary fair value of the customer relationship of $50 million and the estimated useful life of 13 years.	$1,709	$3,846
Recognition of depreciation expense, on a straight-line basis, based on the preliminary fair value of the fixed assets aggregating $118.8 million and the estimated useful lives ranging from 2 to 6 years.	15,411	34,677
Elimination of historical amortization and depreciation expense	(20,132)	(41,439)
Total	$(3,012)	$(2,916)

(CC) Represents the estimated income tax impact of the pro forma adjustments at the estimated blended federal and state statutory rate of approximately 26% for the six months ended June 30, 2024 and the year ended December 31, 2023. Because the tax rates used for these unaudited pro forma condensed combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate.

(DD) Represents pro forma adjustments to allocate BNED’s loss from continuing operations to the noncontrolling interest to reflect the following:

(in thousands)	Six Months Ended June 30, 2024	Year Ended December 31, 2023
BNED’s historical net loss from continuing operations based on BNED’s historical results	$(31,334)	$(89,103)
Aggregate pro forma adjustments	5,535	9,413
Pro forma loss from continuing operations	(25,799)	(79,690)
Noncontrolling interest ownership of BNED	58%	58%
Total pro forma loss from continuing operations attributable to noncontrolling interest	$(14,963)	$(46,218)

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Note 4 — Earnings Per Share

The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended June 30, 2024, and the year ended December 31, 2023.

(in thousands, except per share amounts)	Six Months Ended June 30, 2024	Year Ended December 31, 2023
Pro forma as adjusted net income attributable to Immersion stockholders	$36,764	$504
Basic shares:
Immersion shares outstanding (weighted average common stock outstanding per Immersion’s statements of operations)	31,784	32,214
Pro forma weighted average common shares outstanding, basic	31,784	32,214
Diluted shares:
Pro forma weighted average common shares outstanding, basic	31,784	32,214
Dilutive effect of shares related to outstanding options, unvested RSUs, RSAs, PSUs and ESPP	623	322
Pro forma weighted average common shares outstanding, diluted	32,407	32,536
Earnings attributable to Immersion stockholder per share, basic	$1.16	$0.02
Earnings attributable to Immersion stockholder per share, diluted	$1.13	$0.02

For the six months ended June 30, 2024, and the year ended December 31, 2023, the Company had no stock options, RSUs, PSUs and RSAs outstanding that could potentially dilute basic earnings per share in the future.

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